Exhibit 11

                           GLENAYRE TECHNOLOGIES, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                      In Thousands Except Per Share Amounts

                                   (Unaudited)

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                                                                   Six Months Ended June 30,    Three Months Ended June 30
                                                                        1996     1995                 1996      1995


Net Income ........................................................   $39,939   $32,005              $22,863   $18,223
                                                                      -------   -------              -------   -------



PRIMARY EARNINGS PER SHARE:

Weighted average shares outstanding during the period .............    60,664    57,103               60,935    57,849
Common stock equivalents ..........................................     3,218     4,201                3,080     4,275
                                                                      -------   -------              -------   -------
                                                                       63,882    61,304               64,015    62,124
                                                                      =======    ======               ======    ======

Net income per share ..............................................   $   .63    $  .52               $  .36    $  .29
                                                                      =======    ======               ======    ======



FULLY DILUTED EARNINGS PER SHARE:

Weighted average shares outstanding during the period .............    60,664    57,103               60,935    57,849
Common stock equivalents ..........................................     3,454     4,701                3,209     4,567
                                                                      -------   -------               ------   -------
                                                                       64,118    61,804               64,144    62,416
                                                                      =======    ======               ======    ======

Net income per share ..............................................   $   .62    $  .52               $  .36    $  .29
                                                                      =======    ======               ======    ======


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